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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 18, 2005

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                               USURF AMERICA, INC.
               (Exact name of registrant as specified in Charter)

           Nevada                      1-15383                  91-2117796
(State or other jurisdiction of   (Commission File No.)        (IRS Employee
incorporation or organization)                               Identification No.)

                       390 Interlocken Crescent, Suite 900
                           Broomfield, Colorado 80021
                    (Address of Principal Executive Offices)

                                  303-285-5379
                            (Issuer Telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      This Form 8-K and other reports filed by Usurf America, Inc. (the
"Registrant" or the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.


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Item 5.02 Appointment of Principal Officers.

      The Board of Directors of Usurf America, Inc. (the "Company") announced that Mr. David Weisman, the Company's current Chairman, replaced Doug McKinnon and assumed the position of Chief Executive Officer, effective April 18, 2005.

      Mr. Weisman is the former CEO and chairman of Eagle Broadband, Inc., a provider of advanced broadband, Internet Protocol & communications technology. In his new role as CEO of Usurf America, Inc., Mr. Weisman will preside over the ongoing transformation of the Company into a diversified communications company. The Company is currently negotiating a compensation package with Mr. Weisman. In 2004, Mr. Weisman received warrants to purchase 17,500,000 of the common stock of the Company, at a price per share of $0.07, for services under a consulting contract.

      Mr. Weisman brings more than 20 years of senior level management experience. Weisman most recently served as Chairman and CEO of Eagle Broadband. Before serving in that position, he was Vice President, Sales & Marketing at the security software firm, IP Dynamics. Prior to his work at IP Dynamics, Mr. Weisman co-founded and was Vice President, Sales & Marketing for Canyon Networks. He was also Vice President, Marketing and Customer Service for ACT Networks. Mr. Weisman also co-founded and served as Vice President, Sales & Marketing for Thomson Enterprise Networks in 1999. Prior to his work at Thomson, he held senior marketing positions at Adaptive Corporation (acquired in 1994) where he developed and launched the industry's first ATM network switch and networking company Retix (which had an initial public offering in 1992). Mr. Weisman also founded and was CEO of a consumer products distribution company, which he grew to $12 million in sales and subsequently sold in 1987. Mr. Weisman also served as a pilot with the United States Air Force Reserve and saw active combat duty in Central America and Operation Desert Storm. He holds a B.A. in Economics and International Relations from U.C.L.A.

Item 7.01. Regulation FD Disclosure.

      The Company incorporates by reference the matters described and set forth under Item 5.02 above and Item 8.01 below as if set forth under this Item 7.01 in their entirety.

Item 8.01. Other Events.

      On April 18, 2005, the Company issued a press release announcing the appointment of Mr. David Weisman as Chief Executive Officer of Usurf America, Inc. described under Item 5.02 above. A copy of the press release is attached as
Exhibit 99.1 to this Current Report.

Exhibit No.       Description
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99.1              Press Release dated April 18, 2005



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Usurf America, Inc.


                                        By: /s/ David A. Weisman
                                           -------------------------------------
                                           Chief Executive Officer

Date: April 20, 2005


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                                  EXHIBIT INDEX

Exhibit
No.          Description
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99.1         Press Release dated April 18,2005


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